EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the 2006 Equity Incentive Plan of our report dated March 28, 2006, with respect to the consolidated financial statements of Alpha Innotech Corp. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


/s/ Rowbotham & Company LLP


San Francisco, California
October 18, 2006